CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2026 relating to the financial statements of Verde Clean Fuels
Inc. appearing in the Annual Report on Form 10-K of Verde Clean Fuels, Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
July 31, 2026